UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2005

Wyndham International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9320	94-2878485
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1950 Stemmons Freeway, Suite 6001

Dallas, Texas 75207

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 863-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On August 16, 2005, Wyndham International, Inc. issued a press release announcing that it had completed its merger with an affiliate of The Blackstone Group. Under the terms of the merger agreement, the Company’s common stockholders will be entitled to receive $1.15 in cash, without interest. The holders of shares of Series A and Series B Preferred Stock will be entitled to receive $72.17 per share in cash, without interest.

A copy of the press release issued by the Company on August 16, 2005, announcing the completion of the merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release, dated August 16, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM INTERNATIONAL, INC.

By:	/s/ Mark A. Solls
Name:	Mark A. Solls
Title:	Executive Vice President

Date: August 16, 2005

INDEX TO EXHIBITS

Exhibit Number	Description
99.1*	Press Release, dated August 16, 2005.

*	Filed herewith.